SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities and Exchange Act


                             December 18, 2006
                             -----------------
                              Date of Report
                    (Date of earliest event reported)


                            Gold Standard, Inc.
                            -------------------
           (Exact name of registrant as specified in its charter)



    UTAH                        001-08397                      87-0302579
    -----                       ---------                      ----------
(State or other           (Commission File Number)            (IRS Employer
jurisdiction of                                            Identification No.)
incorporation)


                       136 South Main Street, Suite #712
                         Salt Lake City, Utah 84101
                       -------------------------------
                   (Address of Principal Executive Offices)

                               (801) 328-4452
                               --------------
                       (Registrant's Telephone Number)

                                    N/A
                                    ---
        (Former Name or Former Address if changed Since Last Report)

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          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act
       (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01. Entry into a Material Definitive Agreement.

     On December 18, 2006, Gold Standard, Inc., a Utah corporation (the "Company"), entered into a Share Exchange Agreement (the "Agreement") with all of the shareholders of Changan International Limited, a corporation organized under the laws of Hong Kong (respectively, "Changan" and the "Changan Shareholders"), whereby the Company is acquiring and the Changan Shareholders are exchanging all of the outstanding securities of Changan in consideration of 60,000,000 shares of common stock of the Company that are "restricted securities" as defined in Rule 144 of the Securities and Exchange Commission. Changan is a holding company that owns 61% of the equity in Harbin Hongbo Environment Protection Material, Inc. ("Hongbo"). Hongbo is located in Harbin, China. It is engaged in the development, manufacture and sale of environmentally-friendly construction materials. Currently, Hongbo utilizes recycled plastic and coal ash to manufacture wall board and well covers. The closing of the Agreement is set for December 29, 2006.

     The following are the material terms of the Agreement:

     * The Company will issue 60,000,000 shares of its common stock in exchange for all of the outstanding securities of Changan;

     *  The Agreement is intended to qualify as a tax free exchange under
Section 351 of the United States Internal Revenue Code;

     * Changan shall pay a finder's fee of $45,000 to Raney & Associates for its introduction of the Company to the Changan Shareholders;

     * There shall be no reverse split of the outstanding common stock of the Company for a period of one year from the closing;

     * The Company's directors and executive officers will resign on closing, and subject to the lapse for the 10 day period following the filing of a 14F-1 Information Statement that includes the required information about the new designees to the Board of Directors, who shall be the nominees of the Changan Shareholders;

     * FCMI Financial Corporation shall have released the Company from any executory obligations arising out of its investment in the Company in December, 2003, including any registration rights granted;

     * All employment or other compensatory agreements of the Company shall have been cancelled or terminated; and

     * Scott L. Smith, the Company's President and a director, shall assume, pay and indemnify and hold the Company and the Changan Shareholders harmless from and against all outstanding liabilities or claims of the Company existing or arising prior to the closing, and shall be paid the aggregate sum of $500,000 in consideration therefor and for the cancellation of 100,000 warrants that grant Mr. Smith the right to acquire 100,000 shares of the Company's common stock at a price of $1.76 per share under December 31, 2007. As of October 31, 2006, the outstanding known liabilities of the Company were $267,432. The $500,000 will be deposited in escrow for the payment of all known liabilities at closing; the balance, if any, except for the sum of $100,000, will then be released to Mr. Smith; and the $100,000 remaining balance will be held for one year to pay any other liabilities that are discovered, and at that time, any remaining balance from that sum will be paid to Mr. Smith.

     A complete copy of the Agreement accompanies this Current Report, which, by reference, is incorporated herein. See Item 9.01.

Item 9.01  Financial Statements and Exhibits.

     (c) Exhibits.

     Exhibit No.                 Exhibit Description
     -----------                 -------------------

        10                       Share Exchange Agreement


                             SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Gold Standard, Inc.


Date: 12/18/06                   /s/ Scott L. Smith
     ---------                   -------------------------------------
                                 Scott L. Smith
                                 President and Director


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